SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934

    Date of Report (Date of earliest event reported)  November 25, 1997
                                                      ----------------

                        COVEST BANCSHARES, INC.
                        -------------------------
         (Exact name of registrant as specified in its charter)

    DELAWARE                     0-20160               36-3820609
    --------                     -------               ----------
(State or other                (Commission            (I.R.S. Employer
 jurisdiction                  File Number)         Identification No.)
of incorporation)

              749 Lee Street, Des Plaines, Illinois  60016
              --------------------------------------------
          (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (847) 294-6500
                                                       --------------












Item 5.    Other Events


On Tuesday, November 25, 1997, the Company issued a press release pertaining to a regular quarterly dividend.

A copy of the press release announcing the above, dated November
25, 1997, is attached hereto as Exhibit 99.1.



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: November 25, 1997



                             COVEST BANCSHARES, INC.



                             By: /s/ Larry G. Gillie
                             ------------------------------
                             Name:  Larry G. Gillie
                             Title: President &
                                    Chief Executive Officer



                             By: /s/ Paul A. Larsen
                             ------------------------------
                             Name:  Paul A. Larsen
                             Title: Senior Vice President &
                                    Chief Financial Officer



















Item 7.      EXHIBIT 99.1

DES PLAINES, IL, November 25, 1997 -- CoVest Bancshares, Inc.
(NASDAQ: COVB) the holding company for CoVest Banc, N.A.,
Des Plaines, Illinois, announced today that the Company's
Board of Directors has declared a $.08 per share regular quarterly dividend. This dividend, which is the twelfth consecutive regular quarterly dividend, will be payable on December 31, 1997 to holders of record on December 15, 1997.

As a result of the recent 3 - for - 2 stock split, this dividend of $.08 per share represents a 20% increase in the effective dividend rate, and a yield of 1.81% based upon the closing price on November 24, 1997. The total shares outstanding as of today are 4,365,866 (post-splits).

As of September 30, 1997, CoVest Bancshares, Inc. had consolidated assets of $527.5 million. The Bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg.